UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ISSUER DIRECT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	26-1331503
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Perimeter Park Drive, Suite D Morrisville NC	27560
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-193167

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the common stock, par value $0.001 per share (“Common Stock”), of Issuer Direct Corporation, a Delaware corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-193167), initially filed with the Securities and Exchange Commission on January 3, 2014 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which such description is incorporated herein by reference.

Item 2. Exhibits.

The Common Stock to be registered on this Form 8-A is to be listed on the NYSE MKT LLC.  In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the NYSE MKT LLC and because the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ISSUER DIRECT CORPORATION

March 6, 2014	By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer